UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Data of earliest event reported): January 24, 2024

ASPIRA WOMEN’S HEALTH INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34810	33-0595156
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12117 Bee Caves Road, Building III
Suite 100, Austin, Texas		78738
(Address of principal executive offices)		(Zip Code)

(512) 519-0400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AWH	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Explanatory Note

This Amendment No. 1 on Form 8-K/A (this “Amendment”) is an amendment to the Current Report on Form 8-K originally filed by Aspira Women’s Health Inc. (the “Company”) with the Securities and Exchange Commission on January 25, 2024. This Amendment is being filed solely to reflect the correct exercise price of certain common stock warrants issued by the Company and the correct modified exercise price of certain existing warrants.

Item 1.01	Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On January 24, 2024, Aspira Women’s Health Inc. (the “Company” or “Aspira”) entered into a placement agency agreement (the “Placement Agency Agreement”) with A.G.P./Alliance Global Partners (“AGP”) and a securities purchase agreement (the “Securities Purchase Agreement,” and together with the Placement Agency Agreement, the “Agreements”) with a single healthcare focused institutional investor alongside participation from Nicole Sandford, CEO of Aspira, as well as certain existing shareholders of the Company (collectively, the “Purchasers”), relating to the issuance and sale of 1,371,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and pre-funded warrants to purchase 200,000 shares of Common Stock (the “Pre-Funded Warrants”), in a registered direct offering, together with accompanying warrants to purchase 1,571,000 shares of Common Stock (the “Purchase Warrants”, and together with the Pre-Funded Warrants, the “Warrants”) in a concurrent private placement (the “Concurrent Private Offering” and together with the registered direct offering, the “Offering”). Pursuant to the Securities Purchase Agreement, the Company will issue 1,368,600 shares of common stock to certain Purchasers at an offering price of $3.50 per share and accompanying Purchase Warrant, and 2,400 shares of common stock to Ms. Sandford at an offering price of $4.255 per share and accompanying Purchase Warrant, which was the consolidated closing bid price of our common stock on The Nasdaq Capital Market on January 24, 2024 of $4.13 per share plus $0.125 per Purchase Warrant. The purchase price of each Pre-Funded Warrant is equal to the combined purchase price at which a share of Common Stock and the accompanying Purchase Warrant is sold in this Offering, minus $0.0001. The gross proceeds to the Company from the Offering are expected to be approximately $5.5 million, before deducting placement agent fees and other estimated Offering expenses payable by the Company. The Offering is expected to close on January 26, 2024, subject to satisfaction of customary closing conditions.

The Pre-Funded Warrants will be exercisable at any time after the date of issuance and will have an exercise price of $0.0001 per share. A holder of Pre-Funded Warrants may not exercise the warrant if the holder, together with its affiliates, would beneficially own more than 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to such exercise. A holder of Pre-Funded Warrants may increase or decrease this percentage to a percentage not in excess of 9.99% by providing at least 61 days’ prior notice to the Company.

The Purchase Warrants will have an exercise price of $4.13 per share, and will be exercisable beginning six months after issuance and will expire 5 years from the initial exercise date.

The Agreements contain customary representations, warranties and agreements by Aspira, customary conditions to closing, and indemnification obligations of Aspira and the Purchasers and AGP. The representations, warranties and covenants contained in the Agreements were made only for purposes of the Agreements and as of a specific date, were solely for the benefit of the parties to the Placement Agency Agreement and the Purchase Agreement, as applicable, and may be subject to limitations agreed upon by the contracting parties.

Aspira engaged AGP to act as sole placement agent in the Offering. Aspira will pay AGP a cash fee equal to 7.0% of the aggregate gross proceeds generated from the Offering, except that, with respect to proceeds raised in this Offering from certain designated persons, AGP’s cash fee is reduced to 3.5% of such proceeds, and to reimburse certain fees and expenses of the placement agent in connection with the Offering.

The Registered Direct Offering is being made pursuant to Aspira’s registration statement on Form S-3 (No. 333-252267), as previously filed with the Securities and Exchange Commission on January 20, 2021 and declared effective on January 28, 2021, and a related base prospectus and prospectus supplement.

The Company has also agreed that certain existing warrants to purchase up to an aggregate of 366,664 shares at an exercise price of $13.20 per share and a termination date of August 25, 2027, will be amended, effective upon the closing of the Offering, so that the amended warrants will have a reduced exercise price of $4.13 per share and a new termination date of January 26, 2029. The other terms of the amended warrants will remain unchanged.

The foregoing descriptions of the terms of the Placement Agency Agreement, the Securities Purchase Agreement, Pre-Funded Warrants and Purchase Warrants are each qualified in their entirety by reference to the Placement Agency Agreement, the Securities Purchase Agreement, form of Pre-Funded Warrant and form of Purchase Warrant, respectively, which are attached as Exhibit 1.1, Exhibit 10.1, Exhibit 4.1 and Exhibit 4.2 hereto, respectively, and incorporated by reference herein.

A copy of the opinion of Cooley LLP relating to the legality of the issuance and sale of the securities in the Offering is attached as Exhibit 5.1 hereto.

Item 2.02	Results of Operations and Financial Condition.

Based upon preliminary estimates and information available to the Company as of the date of this filing, the Company expects to report that the Company had approximately $2.6 million in cash and cash equivalents, excluding restricted cash of $0.3 million as of December 31, 2023. The Company has not yet completed its financial close process for the quarter and year ended December 31, 2023. This estimate of the Company’s cash and cash equivalents as of December 31, 2023 is preliminary, unaudited and is subject to change upon completion of the Company’s financial statement closing procedures and the audit of the Company’s consolidated financial statements. The information furnished under this Item 2.02 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 related to the Concurrent Private Offering is hereby incorporated by reference into this Item 3.02. The offer and sale of the securities to be issued in the concurrent private placement have not been registered under the Securities Act and are instead being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder.

Item 3.03	Material Modification to Rights of Security Holders

The Company entered into Amendments to Common Stock Purchase Warrants with certain institutional investors and accredited investors (collectively, the “Specified Investors”) to amend those certain Common Stock Purchase Warrants, each dated as of August 24, 2022 (collectively, the “Original Warrants”), issued by the Company to the Specified Investors, respectively, to amend (i) the exercise price under Section 2(b) of each Original Warrant from $0.88 (which had automatically adjusted to $13.20 as a result of the Company’s 1-15 reverse stock split as of May 11, 2023 (the “Reverse Split”)) to $4.13 per share and (ii) to extend the termination date from August 25, 2027 to January 26, 2029. The Original Warrants were issued to the Specified Investors to purchase an aggregate of 5,499,999 shares of Common Stock, which had automatically adjusted to 366,664 shares of common stock as a result of the Reverse Split.

The foregoing description of the Amendments to Common Stock Purchase Warrants is qualified in its entirety by reference to the Form of Warrant Amendment to Common Stock Purchase Warrant, which is attached as Exhibit 4.3 hereto and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

1.1	Placement Agency Agreement dated January 24, 2024, by and between Aspira Women’s Health Inc. and A.G.P./Alliance Global Partners

4.1	Form of Pre-Funded Warrant to Purchase Common Stock

4.2	Form of Warrant to Purchase Common Stock

4.3	Form of Warrant Amendment to Common Stock Purchase Warrant

5.1	Opinion of Cooley LLP

10.1	Form of Securities Purchase Agreement, dated January 24, 2024, by and between Aspira Women’s Health Inc. and the purchasers party thereto

23.1	Consent of Cooley LLP (contained in Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aspira Women’s Health Inc.

Date: January 26, 2024	By:	/s/ Nicole Sandford
Nicole Sandford
Chief Executive Officer, President and Director